EXHIBIT 23.2


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         Consent of Independent Registered Certified Public Accountants



June 29, 2006

Tian'an Pharmaceutical Co., Ltd.
2/F, No. 18 Building, Huoju Road
East Development Zone
Xi'an, China


     We consent to the inclusion in the Registration Statement on Form SB-2 of Tian'an Pharmaceutical Co., Ltd., a Nevada corporation, of our reports dated June 13, 2006, relating to the financial statements of the Company for the years ended December 31, 2005 and 2004 and for the three months ended March 31, 2006 and 2005.


Very truly yours


/s/ Michael Pollack CPA

Michael Pollack CPA
Cherry Hill, New Jersey